Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 1, 2007 included in Transcend Services, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (which report expresses an unqualified opinion) into this Registration Statement on Form S-3 filed with the Securities and Exchange Commission by Transcend Services, Inc., and to the reference to us under the heading “Experts” in the prospectus which is part of this Registration Statement.

/s/ Miller Ray Houser & Stewart LLP

Atlanta, Georgia

September 24, 2009